SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. ___)

Filed by the registrant	☒
Filed by a party other than the registrant	[ ]

Check the appropriate box:

[ ]	Preliminary proxy statement.
[ ]	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement.
☒	Definitive Additional Materials.
[ ]	Soliciting Material Pursuant to §240.14a-12

IXIS ADVISOR FUNDS TRUST III

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

☒	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

SECOND ADJOURNMENT NOTICE

Your Vote Is Needed!

February 6, 2007

Dear Shareholder,

Due to low shareholder response at the first two scheduled shareholder meetings for IXIS Equity Diversified Portfolio, we have adjourned the Special Meeting of Shareholders to February 23, 2007 in order to provide shareholders with additional time to vote their shares.

In order for Hansberger Global Investors to continue to manage the Fund, shareholders must approve the new sub-advisory agreement as described in the proposal.

Enclosed is a brief summary of important facts about the proposal. More complete information, including the proxy statement, is also posted to our website at www.ixisadvisorfunds.com.

EVERYONE’S VOTE COUNTS!

WE URGE YOU TO VOTE YOUR PROXY NOW.

Another copy of your ballot(s) is enclosed with this letter for your convenience. Please take a moment to vote using one of the convenient methods listed on the ballot or simply vote, sign and return the ballot in the enclosed postage-paid envelope.

Should you have any questions regarding this information or to register your vote by phone, please call the toll-free number 1-800-283-2519 ext. 112.

Thank you for your assistance.

John T. Hailer, President	OBO

SECOND ADJOURNMENT NOTICE

Your Vote Is Needed!

February 6, 2007

Dear Shareholder,

Due to low shareholder response at the first two scheduled shareholder meetings for IXIS Equity Diversified Portfolio, we have adjourned the Special Meeting of Shareholders to February 23, 2007 in order to provide shareholders with additional time to vote their shares.

In order for Hansberger Global Investors to continue to manage the Fund, shareholders must approve the new sub-advisory agreement as described in the proposal.

Enclosed is a brief summary of important facts about the proposal. More complete information, including the proxy statement, is also posted to our website at www.ixisadvisorfunds.com.

EVERYONE’S VOTE COUNTS!

WE URGE YOU TO VOTE YOUR PROXY NOW.

Another copy of your ballot(s) is enclosed with this letter for your convenience. Please take a moment to vote using one of the convenient methods listed on the ballot or simply vote, sign and return the ballot in the enclosed postage-paid envelope.

Should you have any questions regarding this information or to register your vote by phone, please call the toll-free number 1-800-283-2519.

Thank you for your assistance.

John T. Hailer, President	NOBO/REG

PS: As the date of the Meeting approaches, if we still have not received your proxy vote, you may receive a call from The Altman Group, the Fund’s proxy solicitor, reminding you to vote.

Your fund is conducting a shareholder meeting. The meeting was originally scheduled for January 19, 2007, but due to insufficient shareholder participation the meeting has been adjourned twice. The next meeting is scheduled for February 23, 2007. Below is a summary of important facts that may help you as you consider the shareholder proposal and vote your proxy.

What proposal am I being asked to vote on?

You are voting on a proposal to approve a New Sub-Advisory Agreement for IXIS Equity Diversified Portfolio and/or IXIS Moderate Diversified Portfolio among IXIS Advisors, Hansberger Global Investors, Inc. and the Funds.

Who is Hansberger Global Investors?

Hansberger Global Investors (Hansberger) is currently one of four sub-advisors for IXIS Equity Diversified Portfolio and one of five sub-advisors for IXIS Moderate Diversified Portfolio. Each sub-advisor manages one or more segments of the Funds.

Why are we voting on a New Sub-Advisory Agreement?

There is a planned transfer of ownership of a controlling interest in Hansberger Group, Inc., Hansberger’s parent company, to IXIS Asset Management US Group, L.P. As required by law whenever there is a change in control, the current Sub-Advisory Agreement will automatically be terminated and a New Sub-Advisory Agreement must be approved by the Funds’ Trustees and shareholders.

The Trustees of the Funds have approved this New Sub-Advisory Agreement and recommend that shareholders vote in favor of the proposal.

Is there any difference between the old Sub-Advisory Agreement and the New Sub-Advisory Agreement?

No. The New Sub-Advisory Agreement is substantially similar to the Sub-Advisory agreement currently in effect for the Funds.

Are there any changes to the Sub-Advisory Agreement fees?

No. There will not be any changes to the Sub-Advisory Agreement fees paid by the Funds.

Who is paying for the shareholder meeting and proxy expenses?

IXIS Asset Management Advisors, L.P. and its affiliates will pay for the expenses related to this proxy campaign.

What happens if the proposal is not passed?

If the Funds do not receive enough votes to reach a conclusion on the proposal or to pass the proposal, then Hansberger will no longer be able to manage its segment of the Funds and a new sub-advisor will need to be appointed.

Please visit our website at www.ixisadvisorfunds.com for a complete copy of the proxy statement.

Online Proxy Voting

Hansberger Global Investors, Inc. ("Hansberger") currently serves as sub-adviser to the Funds noted below. Because of a proposed change of ownership at Hansberger’s parent company, the existing sub-advisory agreements among IXIS Asset Management Advisors, L.P., Hansberger and the Funds will automatically terminate, should the change of ownership occur. In order for Hansberger to continue managing the Funds, the Funds must enter into new contracts with Hansberger which must be approved by shareholders. It is important to note that there will be no change in investment process, strategy or policy, and no change in the advisory or sub-advisory fee rates is being proposed.

Due to low shareholder participation, the special meeting of shareholders on January 19, 2007, was adjourned. The Funds will conduct a reconvened special meeting of shareholders, on February 23, 2007 at 2:00 p.m. Eastern time at the offices of IXIS Asset Management Advisors, L.P. The proxy statement provides information about the proposed new sub-advisory contracts.

• Proxy letter to shareholders* • Proxy statement* • Enter our Electronic Proxy Voting Center • Proxy Q&A	Please vote if you own shares in the following funds: IXIS Equity Diversified Portfolio IXIS Moderate Diversified Portfolio

Important note:

Please help your fund avoid
the expense of additional
solicitation by voting today.

If you own shares in more
than one account, you may
have received a separate card
for each account. These are
not duplicate cards; it is
important to vote each
account represented by the
proxy cards received.

Remember - your vote counts Your vote is extremely important, regardless of the number of shares you own. So, we ask that you please take a moment now to review the proxy statement and vote your shares. Please promptly vote your shares whether or not you plan to attend the meeting.

If you vote electronically, you do not need to mail your proxy card.

To help with the gathering of proxies, the Funds have engaged a professional proxy solicitation firm, The Altman Group. As the meeting date approaches and if we have not yet received your proxy, you may receive a phone call from The Altman Group encouraging you to vote your shares.

If you have any questions regarding the enclosed proxy statement, please feel free to call The Altman Group at 1-800-283-2519.

*	To download or print PDF files, you must have Adobe Acrobat Reader software on your computer. You may obtain this software free of charge at Adobe’s Web site.

For more complete information, including a prospectus, please contact your financial advisor. You may also view a current prospectus online, order literature through our site, or contact an Investor Service Representative at 800-225-5478. Investors should consider a fund’s objective, risks and expenses carefully before investing. This information, and other information, can be found in the fund’s prospectus. Please read the prospectus carefully before investing. Other expenses, including sales charges, apply to a continued investment in the fund and are described in the fund’s current prospectus.

The mutual funds referred to in this website are offered and sold only to persons who are eligible to purchase U.S. registered investment funds and are offered by prospectus only.

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